Exhibit 99.1

PPOL Inc.

Investor Relations Contacts:

Ina McGuinness imcguinness@lhai.com

Zachary Bryant zbryant@lhai.com

Lippert/Heilshorn & Associates

(310) 691-7100

FOR IMMEDIATE RELEASE

PPOL ANNOUNCES TECHNOLOGY IN-LICENSING GROWTH STRATEGY

Orange, Calif. (April 02, 2004) – PPOL, Inc. (OTCBB: PPLC) today announced its new growth strategy focused on in-licensing proven and promising information technologies developed in the United States and Europe for introduction into Asia. The Company will seek technologies that would either supplement PPOL’s strong core business or establish additional business opportunities.

“This growth strategy leverages our significant technology expertise and robust core business in Japan to maximize shareholder value,” said Nobuo Takada, Chairman and Chief Executive Officer of PPOL. “Our uniquely popular Mojico telecommunications hardware along with growing on-line communications services and related products and offerings have proven our ability to develop and market new technologies in Japan and throughout Asia.”

PPOL currently is considering certain technologies that are not currently in-use in Japan but which have significant potential for successful integration or launch there.

About PPOL

PPOL, Inc. is a California-based holding company whose primary asset is AJOL of Tokyo, Japan.  AJOL sells proprietary multi-functional telecommunications equipment and runs the on-line network service Pan Pacific Online.  Through the use AJOL’s MOJICO hardware, members can network and communicate using hand-written Japanese characters, including Kanji whose full meaning cannot be adequately communicated through the present fonts of a computer, and can access an on-line service that includes a bulletin board service, a mail service, an information exchange service, ticket sales and more.  Members across Japan use the service to find other subscribers to establish interpersonal relationships, submit invitations, product advertisements or help-wanted ads, among other uses.  In addition, under the Kamome brand AJOL intermediates the sales of a wide range of products manufactured by others to its members.  Similar to a co-op, all Kamome-branded products must pass AJOL’s strict quality control criteria, and are sold to members.

Certain information contained herein includes information that is forward-looking.  The matters referred to in forward-looking statements may be affected by the risks and uncertainties involved in the Company’s business.  These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company’s Securities and Exchange Commission filings.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this news release, and PPOL undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required under applicable laws.